BUNCE D. ATKINSON, ESQ.
ATKINSON & DeBARTOLO, P.C.
The Galleria, 2 Bridge Avenue
Building Two, Third Floor
P.O. Box 8415
Red Bank, New Jersey  07701
(732) 530-5300
BA9186
Attorneys for Debtor-in-Possession



--------------------------------------------------------------------------------
                                                  UNITED STATES BANKRUPTCY COURT
IN RE:                                            DISTRICT OF NEW JERSEY
                                                  NEWARK VICINAGE
AZUREL, LTD.,                                     CHAPTER 11
                                                  CASE NO. 01-31034NLW
              Debtor.



--------------------------------------------------------------------------------

                                       FIRST MODIFIED PLAN OF REORGANIZATON

--------------------------------------------------------------------------------

         Debtor/Plan Proponent respectfully submits its Plan of Reorganization pursuant to Chapter 11, Title 11 of the United States Code in the form annexed hereto and made a party hereof.


Dated:      Name of Debtor/Plan Proponent:    AZUREL, LTD.


            By:                               ____________________________
                                              EDWARD ADAMCIK, V.P. of Operations

                                                 TABLE OF CONTENTS

                                                                           Page

I.       INTRODUCTION      .        .       .        .        .        .     1

II.      CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS 1
         A.       General Overview  .       .        .        .        .      1
         B.       Definitions       .       .        .        .        .      1
         C.       Unclassified Claims       .        .        .        .      7
1.       Administrative Expenses and Fees   .        .        .        .      7
                  2.       Priority Tax Claims       .        .        .      8
         D.       Classified Claims and Interests    .        .        .      8
                  1.       Classes of Secured Creditors       .        .      8
                  2.       Priority Non-Tax Claims   .        .        .      9
                  3.       Class of General Unsecured Claims  .        .     10
                  4.       Class(es) of Equity Interest Holders        .     11
E.       Acceptance or Rejection of Plan    .        .        .        .     11
         F.       Means of Effectuating the Plan     .        .        .     12
                  1.       Funding for the Plan      .        .        .     12
                  2.       Post-Confirmation Management       .        .     12
                  3.       Disbursing Agent .        .        .        .     12

III.     TREATMENT OF MISCELLANEOUS ITEMS   .        .        .        .     13
         A.       Executory Contracts and Unexpired Leases    .        .     13
                  1.       Assumptions      .        .        .        .     13
                  2.       Rejections       .        .        .        .     13
         B.       Changes in Rates Subject to Regulatory Commission Approval 14
         C.       Retention of Jurisdiction .        .        .        .     14
         D.       Procedures for Resolving Contested Claims   .        .     14
         E.       Notices Under the Plan    .        .        .        .     15

IV.      EFFECT OF CONFIRMATION OF PLAN     .        .        .        .     15
         A.       Discharge.        .       .        .        .        .     15
         B.       Re-vesting of Property in the Debtor        .        .     15
         C.       Modification of Plan      .        .        .        .     16
         D.       Post-Confirmation Conversion/Dismissal      .        .     16
         E.       Post-Confirmation Quarterly Fees   .                 .     16

                                 I. INTRODUCTION

     Azurel, Ltd. ("Debtor") is the Debtor in a Chapter 11 bankruptcy case. On February 2, 2001, Azurel, Ltd. commenced a bankruptcy case by filing a Voluntary Chapter 11 Petition under the United States Bankruptcy Code ("Bankruptcy Code"), 11 U.S.C. 101, et. seq. This document is the Chapter 11 Plan of Reorganization ("Plan") proposed by Azurel, Ltd. ("Proponent"). Sent to you in the same envelope as this document is the Disclosure Statement which has been approved by the United States Bankruptcy Court for the District of New Jersey (the "Court"), and which is provided to help you understand the Plan.

     This is a reorganizing Plan. In other words, the Proponent seeks to accomplish payments under the Plan by infusion of $200,000.00 of new money from Damon Testaverde, a secured creditor, and the issuance of shares for debt. The Effective Date of the proposed Plan is ten days after confirmation.

            II. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS
A.       General Overview.

         As required by the Bankruptcy Code, the Plan classifies claims and interests in various classes according to their right to priority of payments as provided in the Bankruptcy Code. The Plan states whether each class of claims or interests is impaired or unimpaired. The Plan provides the treatment each class will receive under the Plan.

B.       Definitions.
         Scope of Definitions.        For purposes of this Plan, except as
expressly otherwise provided, or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings assigned to them in this Section of the Plan. In all references herein to any parties, persons, entitles or corporations, the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text may require.
         1. Administrative Expense shall mean any cost or expenses of administration of the Chapter 11 case allowable under Section 507(a) of the Bankruptcy Code, including, without limitation, any actual and necessary expense of preserving the estate of the Debtor, any actual and necessary expense of operating the business of the Debtor, any indebtedness or obligation incurred or assumed by the Debtor in connection with the conduct of its business or for the acquisition or lease of property or the rendition of services to the Debtor, all allowances of compensation and reimbursement of expenses, any fees or charges assessed against the estate of any Debtor under Chapter 123, Title 28 of the United States Code, and the reasonable fees and expenses incurred by the Proponent in connection with the proposal and confirmation of this Plan.
         2. Allowed when used as an adjective preceding the words "claims" or "equity interest" shall mean any claim against or equity interests of the Debtor, proof of which was filed on or before the date designated by the Bankruptcy Court as the last date for filing Proofs of Claims or equity interests against such Debtor, or if no Proof of Claim or equity interest is filed, which has been or hereafter is listed by the Debtor as liquidated in an amount and not disputed or contingent and, in either case, a claim as to which no objection to the allowance thereof has been interposed with the applicable period of limitations fixed by the Plan, the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, Local Rules, or as to which any objection has been interposed and such claim has been allowed in whole or in part by a Final Order. Unless otherwise specified in the Plan, "Allowed Claim" and "Allowed Equity Interest" shall not, for purposes of computation of distributions under the Plan, include interest on the amount of such claim or equity interest from and after the Petition date.

         3. Allowed Administrative Expense shall mean any administrative expense allowed under Section 507(a)(1) of the Bankruptcy Code.
         4. Allowed Unsecured Claim shall mean an unsecured claim that is or has become an allowed claim.
         5. Bankruptcy Code shall mean the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code.
         6. Bankruptcy Court shall mean the United States Bankruptcy Court for the District of New Jersey having jurisdiction over the Chapter 11 case and to the extent of any reference made pursuant to 28 U.S.C. Section 158, the unit of such District Court constituted pursuant to 28 U.S.C. Section 151.
         7. Bankruptcy Rules shall mean the rules and forms of practice and procedure in bankruptcy, promulgated under 28 U.S.C. Section 2075, and also referred to as the Federal Rules of Bankruptcy Procedure.
         8. Business Day means and refers to any day except Saturday, Sunday and any other day on which commercial banks in New Jersey are authorized by law to close.
         9. Chapter 11 Case shall mean a case under Chapter 11 of the Bankruptcy Code in which Azurel, Ltd. is the Debtor.
         10.        Claim shall mean any right to payment from the Debtor
whether or not such right is reduced to judgment, liquidated,     unliquidated,
    fixed, contingent,     matured, unmatured, disputed, undisputed, legal,
equitable, secured or unsecured; or any right to an equitable remedy for breach of performance, if such breach gives rise to a right of payment from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. All claims as such term is defined in Section 101(5) of the Bankruptcy Code.

         11. Class shall mean a grouping of substantially similar claims or equity interests for common treatment thereof pursuant to the terms of this Plan.
         12. Code shall mean Title 11 of the United States Code otherwise known as the Bankruptcy Code.
         13. Confirmation shall mean the entry of an Order by this Court approving the Plan in accordance with the provisions of Bankruptcy Code.
         14. Confirmation Hearing shall mean a hearing conducted before the Bankruptcy Court for the purpose of considering confirmation of the Plan.
         15.      Confirmation Order shall mean an Order of the Bankruptcy
Court confirming the Plan in accordance with the provisions of Chapter 11 of the Bankruptcy Code.
         16. Creditor shall mean any person that has a claim against the Debtor that arose on or before the Petition date or a claim against the Debtor's estate of any kind specified in Section 502(g), 502(h) or 502(i) of the Bankruptcy Code. This includes all persons, corporations, partnerships or business entitles holding claims against the Debtor.
         17. Debt means, refers to and shall have the same meaning ascribed to it in Section 101(12) of the Code.
         18.      Debtor shall mean Azurel, Ltd.
         19.        Disbursing Agent shall mean that Atkinson & DeBartolo, P.C.
or any party appointed by and subject to Court approval, which shall effectuate this Plan and hold and distribute consideration to be distributed to holders of allowed claims and allowed equity interests pursuant to the provisions of the Plan and Order of Confirmation.

         20. Disclosure Statement means and refers to the Disclosure Statement filed by the Debtor as required pursuant to Section 1125 et. seq. of the Bankruptcy Code.

         21. Effective Date shall mean the day on which the Confirmation Order becomes a Final Order.
         22. Equity Interest Holder shall mean the holder of an equity interest in the Debtor.
         23. Equity Interest shall mean any interest in the Debtor represented by stock, warrants, options or other rights to purchase any shares of stock in the Debtor.
         24. Final Order shall mean an Order of the Bankruptcy Court or a court of competent jurisdiction to hear appeals from the Bankruptcy Court which, not having been reversed, modified or amended, and not being stayed, and the time to appeal from which or to seek review or re-hearing of which having expired, has become final and is in full force and effect.
         25. Impaired, when used as an adjective preceding the words "class of claims" or "claims of equity interest", shall mean that the Plan alters the legal, equitable or contractual rights of the member of that class.
         26. Person shall mean an individual, a corporation, a partnership, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated organization, or a government or any political subdivision thereof of other entity.
         27. Petition Date shall mean the date on which the Debtor filed this Petition for Relief commencing the Chapter 11 case.
         28. Plan shall mean the Plan of Reorganization filed in these proceedings, together with any additional modifications and amendments.

         29. Priority Non-Tax Claim shall mean a claim entitled to priority under Sections 507 (a)(2), (3), (4), (5), (6) or (7) of the Bankruptcy Code, but only to the extent it is entitled to priority in payment under any such subsection.
         30. Priority Tax Creditor shall mean a creditor holding a priority tax claim.
         31. Priority Tax Claim shall mean any claim entitled to priority in payment under Section 507(a)(8) of the Bankruptcy Code, but only to the extent it is entitled to priority in under such subsection.
         32.      Proceedings shall mean the Chapter 11 case of the Debtor.
         33. Professional Persons means and refers to all attorneys, accountants, appraisers, consultants and other professionals retained or to be compensated pursuant to an Order of the Court entered under Sections 327, 328, 330 or 503(b) of the Bankruptcy Code.
         34. Professional Claim means and refers to a claim by any and all professionals as provided for in Sections 327, 328, 330 and 503(b) of the Bankruptcy Code.
         35.      Proponent means Azurel, Ltd.
         36. Reorganized Debtor means the Debtor after confirmation of the Plan.
         37. Secured Claim means and refers to a claim which is secured by a valid lien, security interest or other interest in property in which the Debtor has an interest which has been perfected properly as required by applicable law, but only to the extent of the value of the Debtor's interest in such property, determined in accordance with Section 506(a) of the Bankruptcy Code.
         38. Unsecured Claim shall mean any claim against the Debtor which arose or which is deemed by the Bankruptcy Code to have arisen prior to the Petition date for such Debtor, and which is not (a) a secured claim pursuant to Section 506 of the Bankruptcy Code, as modified by Section 1111(b) of the Bankruptcy Code; or (b) a claim entitled to priority under Sections 503 and 507 of the Bankruptcy Code. Unsecured Claim shall include all claims against the Debtor that are not expressly otherwise dealt with in the Plan.

         39. Other Definitions, a term used and not defined herein but that is defined in the Bankruptcy Code shall have the meaning set forth therein. The words "herein", "hereof", "hereto", "hereunder", and others of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. Moreover, some terms defined herein are defined to the section in which they are used.
C.       Unclassified Claims.
         Certain types of claims are not placed into voting classes; instead they are unclassified. They are not considered impaired and they do not vote on the Plan because they are automatically entitled to specific treatment provided for them in the Bankruptcy Code. As such, the Proponent has not placed the following claims in a class. The treatment of these claims is provided below.
         1. Administrative Expenses and Fees. Administrative expenses are claims for costs or expenses of administering the Debtor's Chapter 11 case that are allowed under Code Section 503(b). Fees payable to the Clerk of the Bankruptcy Court and the Office of the United States Trustee were also incurred during the Chapter 11 case. The Code requires that all administrative expenses be paid on the effective date of the Plan, unless a particular claimant agrees to a different treatment.
                  Court Approval of Professional Compensation and Expenses
Required: The Court must approve all professional compensation and expenses. Each professional person requesting compensation in the case pursuant to Sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code shall file an application for allowance of final compensation and reimbursement of expenses not later than ninety (90) days after the confirmation date. Nothing herein shall prohibit each professional person from requesting interim compensation during the course of this case pending confirmation of this Plan. No motion or application is required to fix fees payable to the Clerk's Office or the Office of the United States Trustee, as those fees are determined by Statute.
         2.       Priority Tax Claims.      Priority  tax claims  are  certain
unsecured  income,  employment  and other taxes  described by Code Section  507
(a)(8). The Code requires, and thus, this Plan provides that each holder of such a 507(a)(8) priority tax claim receives the present value of such claim in deferred cash payments over a period not exceeding six years from the date of the assessment of such tax.
D.       Classified Claims and Interests.
         1. Classes of Secured Claims.Secured claims are claims secured by liens on property of the estate. The following represent all classes containing Debtor's secured pre-Petition claims and their treatment under this
Plan:

-------------- ------------------------------------- ------------- --------------- -------------------------------------
   CLASS #                 DESCRIPTION                 INSIDERS       IMPAIRED                  TREATMENT
   -------                 -----------                 --------       --------                  ---------
                                                         Y/N            Y/N
-------------- ------------------------------------- ------------- --------------- -------------------------------------

1              Secured Claim of:                                                   o        Pymt interval = N/A

               o        Name = International  Smart  No            Yes             o        Pymt amt/interval = N/A
                        Sourcing, Inc.                                             o        Balloon pymt = N/A
               o        Collateral   description  =                                o        Begin date = N/A
                        Raw   materials,   work  in                                o        End date = N/A
                        progress and inventory                                     o        Interest rate % = N/A
               o        Collateral      value     =                                o        Total payout ____% N/A
                        $215,000.00                                                o        Treatment  of  lien  = This
               o        Claimed     Priority     of                                         creditor    will    receive
                        security interest = first                                           three  shares  of  stock in
               o        Principal       owed      =                                         the  reorganized  Debtor in
                        $560,947.94                                                         exchange  for  each  dollar
               o        Pre-Petition  arrearage amt                                         owed.  It will not retain a
                        = N/A                                                               secured claim.
               o        Post-Petition     arrearage
                        amt = N/A
                             Total claim amount =
                             $560,947.94
-------------- ------------------------------------- ------------- --------------- -------------------------------------
2              Secured Claim of:                                                   o        Pymt interval = N/A
               o        Name = Damon Testaverde      No            Yes.            o        Pymt amt/interval = N/A
               o        Collateral   description  =                                o        Balloon pymt = N/A
                        Trademark      name     for                                o        Begin date = N/A


8

                        Privilege & Benandre                                       o        End date = N/a
               o        Collateral value = Unknown                                 o        Interest rate % = N/A
               o        Claimed     Priority     of                                o        Total payout ____% = N/A
                        security interest = first                                  o        Treatment  of  lien  = This
               o        Principal       owed      =                                         creditor    will    receive
                        1,100,000.00                                                        three  shares  of  stock in
               o        Pre-Petition  arrearage amt                                         the  reorganized  Debtor in
                        =                                                                   exchange  for  each  dollar
               o        Post-Petition     arrearage                                         owed.  It will not retain a
                        amt =                                                               secured claim.
                             Total claim amount =
-------------- ------------------------------------- ------------- --------------- -------------------------------------

3              Secured Claim of:                     No            Yes             o        Pymt interval = N/A
               o        Name = TEK Insight, Inc.                                   o        Pymt amt/interval = N/A
               o        Collateral   description  =                                o        Balloon pymt = N/A
                        PLC Note                                                   o        Begin date = N/A
               o        Collateral      value     =                                o        End date = N/A
                        $1,800,000.00                                              o        Interest rate % = N/A
               o        Claimed     Priority     of                                o        Total payout ____% = N/A
                        security interest =                                        o        Treatment  of  lien  = This
               o        Principal       owed      =                                         creditor  will  receive the
                        $1,823,833.16                                                       PLC     Note     in    full
               o        Pre-Petition  arrearage amt                                         settlement of its claim
                        = N/A
               o        Post-Petition     arrearage
                        amt =  N/A
                             Total claim amount =
                             $1,823,833.16
-------------- ------------------------------------- ------------- --------------- -------------------------------------

         2. Priority Non-Tax Claims. Certain priority non-tax claims that are referred to in Code Sections 507(a)(3), (4), (5), (6), and (7) are entitled to priority treatment. These claims are to be treated as follows: There may need to be a separate class for different categories of non-tax priority claims since they may receive different treatment under the Plan. See 11 U.S.C. 1129(a)(9)(B)(i) and (ii). There are no such claims.

----------------- ------------------------------------------ ---------------- ----------------------------------------
    CLASS #                      DESCRIPTION                    IMPAIRED                     TREATMENT
    -------                      -----------                    --------                     ---------
                                                                   Y/N

----------------- ------------------------------------------ ---------------- ----------------------------------------
                  Priority   unsecured  claim  pursuant  to                   o        Paid   in   full  in  cash  on
                  _______                                                              Effective Date
                  o        Total amt of claims =
----------------- ------------------------------------------ ---------------- ----------------------------------------



         3. Class of General Unsecured Claims. General unsecured claims are unsecured claims not entitled to priority under Code Section 507(a). These claims are to be treated as follows:


-------------- --------------------------------- --------------------------- -----------------------------------------
   CLASS #               DESCRIPTION                      IMPAIRED                          TREATMENT
   -------               -----------                      --------                          ---------
                                                            Y/N
-------------- --------------------------------- --------------------------- -----------------------------------------
4              General unsecured claims          Yes,  "Impaired  claims in  o        Pymt interval = N/A
               o        Total  amt of  claims =  this  class  are  entitled  o        Pymt amt/interval = N/A
                         $2,826,682.20,          to vote on the Plan."       o        Begin date = N/A
                         however,  as a  result                              o        End date = N/A
                         of  duplicate  claims,                              o        Interest rate % = N/A
                         and    claims    which                              o        Total  payout  % =  This Class of  creditors
                         Debtor  will  seek  to                                       will have the alternative  of receiving  one
                         modify,   the   Debtor                                       share  of  common  stock  of  the  reorganized
                         believes   the  claims                                       Debtor  for  each dollar owed to the creditor,
                         total $1,765,710.94                                          or in the alternative, it may elect within 30
                                                                                      days of the effective date of the Plan to
                                                                                      receive a an initial  cash payment  equal to
                                                                                      10 percent of the amount owed to the creditor.
                                                                                      Payment would be made 60 days after the
                                                                                      effective date of the Plan. The creditor
                                                                                      would receive additional distributions of 10
                                                                                      percent 90 days following the end of the
                                                                                      second year following confirmation, 10 percent
                                                                                      90 days after the third year following
                                                                                      confirmation, and 15 percent 90 days after the
                                                                                      fourth year following confirmation for a
                                                                                      total distribution  of 45 percent. Creditors
                                                                                      who elect to receive shares of stock will in
                                                                                      addition receive 10 percent of their claim 90
                                                                                      days following the second year after
                                                                                      confirmation, 5% 90 days after the third year
                                                                                      following confirmation, and 5 percent 90 days
                                                                                      after the fourth year following confirmation
                                                                                      for a total distribution of $.20 plus the
                                                                                      share of stock. If creditors do not elect to
                                                                                      receive cash on the Ballot, they will be
                                                                                      deemed to  have elected to receive the shares
                                                                                      of stock. The unsecured creditors' claim for
                                                                                      distribution shall be secured by a security
                                                                                      interest on the trademarks of the Debtor
                                                                                      known as Privilege  and Benanadre.  The Plan

10

                                                                                      will be deemed to have been substantially
                                                                                      consummated when all payments have been made.

--------------------------------------------------------------------------------

         4.       Class(es) of Equity Interest Holders.  The  members  of  this class  will  be  treated  as follows:
------------------------------------------------------------------------------------------------------------
   CLASS #                 DESCRIPTION                    IMPAIRED Y/N                       TREATMENT
   -------                 -----------                    ------------                       ---------

-------------- ------------------------------------ ------------------------- ----------------------------------------
5              Interest  holders,  6,911,796 share  No,   claims   in   this  Retain shares of common stock
               of common stock                      class  are not  entitled
                                                    to  vote  on  the  Plan,
                                                    classes  deemed  to have
                                                    accepted the Plan
-------------- ------------------------------------ ------------------------- ----------------------------------------
6              Interest holders,  2,037,587 shares  Yes,   claims   in  this  This  class will  receive  one share of
               of preferred stock                   class  are  entitled  to  common   stock  in  exchange  for  each
                                                    vote on the Plan          share of preferred stock
-------------- ------------------------------------ ------------------------- ----------------------------------------
7              Interest  holders,  2,207,100 stock  No,   claims   in   this  The warrants  shall remain  outstanding
               warrants                             class  are not  entitled  and   shall   be   authorized   to   be
                                                    to  vote  on  the  Plan,  exercised at the warrant  price,  which
                                                    classes  deemed  to have  is  $4.50  per  share.   The   warrants
                                                    accepted the Plan         expire on July 3, 2003
-------------- ------------------------------------ ------------------------- ----------------------------------------

E.       Acceptance or Rejection of Plan.

         Each impaired class of creditors with claims against the Debtor's estate shall be entitled to vote separately to accept or reject the Plan. A class of creditors shall have accepted the Plan, if the Plan is accepted by at least two-thirds in the aggregate dollar amount and more than one-half in number of holders of the allowed claims of such class that have accepted or rejected the Plan. In the event that any impaired class of creditors or interest holders shall fail to accept the Plan in accordance with Section 1129(a) of the Bankruptcy Code, the Proponent reserves the right to request that the Bankruptcy Court confirm the Plan in accordance with Section 1129(b) of the Bankruptcy Code.

F.       Means of Effectuating the Plan.
         1.         Funding the Plan. The Plan will be funded by the following:
Damon Testaverde, a secured creditor, will infuse $200,000.00 of new money to the reorganized Debtor in exchange for ten shares of stock for each dollar invested. Additionally, the Debtor will offer one share of stock for each dollar of unsecured debt, and three shares of stock for each dollar of secured debt.
         2.       Post-Confirmation Management. The  existing   management  of
Azurel,   Ltd. will continue managing the company post-confirmation.  The duties will include the day-to-day operations of the reorganized Debtor and making decisions concerning expansion of the Debtor's business. Edward Adamcik will continue as Vice President of Operations, and will be compensated at the rate of $104,182.00 per annum, which was his compensation prior to the filing of the Chapter 11 Petition and has been his compensation during the Chapter 11 proceeding.
Mr. Adamcik has been in the fragrance business for 35 years.
         3. Disbursing Agent. Atkinson & DeBartolo, P.C. ("Disbursing Agent") shall act as the Disbursing Agent for the purpose of making all distributions provided for under the Plan. The Disbursing Agent shall serve without bond and shall receive 3 percent of any amounts distributed for distribution services rendered and expenses incurred pursuant to the Plan. Distribution to the Disbursing Agent shall be made simultaneous with the distribution of moneys pursuant to the Plan.

                      III. TREATMENT OF MISCELLANEOUS ITEMS
A.       Executory Contracts and Unexpired Leases.
         1.       Assumptions.    The following are the  unexpired  Leases and
Executory Contracts to be assumed as obligations of the reorganized Debtor under this Plan: None.

                  On the effective date each of the unexpired Leases and Executory Contracts listed above shall be assumed as obligations of the reorganized Debtor. The Order of the Court confirming the Plan shall constitute an Order approving the assumption of each Lease and Contract listed above. If you are a party to a Lease or Contract to be assumed and you object to the assumption of your Lease or Contract, you must file and serve your objection to the Plan within the deadline for objecting to the confirmation of the Plan.
         2.       Rejections.   On the effective  date all  Executory  Contracts
not assumed shall be deemed to be rejected.
                  The Order confirming the Plan shall constitute an Order approving the rejection of the Lease or Contract. If you are a party to a Contract or Lease to be rejected and you object to the rejection of your Contract or Lease, you must file and serve your objection to the Plan within the deadline for objecting to the confirmation of the Plan. See Disclosure Statement for the specific date.
                  THE BAR DATE FOR FILING A PROOF OF CLAIM BASED UPON A CLAIM ARISING FROM THE REJECTION OF A LEASE OR CONTRACT IS JUNE 3, 2001.
                  Any claim based on the rejection of an Executory Contract or an unexpired Lease will be barred if the Proof of Claim is not timely filed, unless the Court later orders otherwise.

B.       Changes in Rates Subject to Regulatory Commission Approval.
         This Debtor is not subject to governmental regulatory commission approval of its rates.
C.       Retention of Jurisdiction.
         The Court shall retain jurisdiction of this case pursuant to the provisions of Chapter 11 of the Bankruptcy Code, pending the final allowance or disallowance of all claims affected by the Plan, and to make such Orders as are necessary or appropriate to carry out the provisions of this Plan.
         In addition, the Court shall retain jurisdiction to implement the provisions of the Plan in the manner as provided under Section 1142, Subparagraphs a) and b) of the Bankruptcy Code. If the Court abstains from exercising or declines to exercise jurisdiction, or is otherwise without jurisdiction over any matter set forth in this section, or if the Debtor or the reorganized Debtor elect to bring an action or proceeding in any other forum, then this section shall have no effect upon and shall not control, prohibit or limit the exercise of jurisdiction by any other court, public authority or commission having competent jurisdiction over such matters. D. Procedures for Resolving Contested Claims.
         Objections to claims and interests, except for those claims more specifically deemed allowed in the Plan, may be filed by the reorganized Debtor or any party in interest up to and including sixty (60) days following the entry of the Order of Confirmation. With respect to disputed claims or interest, the Disbursing Agent will hold in a separate interest bearing reserve account such finds as would be necessary in order to make the required distribution on the claim or interest, as listed either in the Debtor's schedules or the filed Proofs of Claim.


E.       Notices Under the Plan.
         All notices, requests or demand with respect to this Plan shall be in writing and shall be deemed to have been received within five (5) days of the date of mailing, provided they are sent by registered mail or certified mail, postage prepaid, return receipt requested, and if sent to the Proponent, addressed to: Atkinson & DeBartolo, P.C., P.O. Box 8415, Red Bank, New Jersey 07701, Attention: Bunce D. Atkinson, Esq.

                       IV. EFFECT OF CONFIRMATION OF PLAN
A.       Discharge.

         This Plan provides that upon confirmation of the Plan, Debtor shall be discharged of liability for payment of debts incurred before confirmation, to the extent specified in 11 U.S.C. 1141. Substantial confirmation shall take place upon payment of all dividends to the unsecured creditors' class. However, any liability imposed by the Plan will not be discharged. If confirmation of this Plan does not occur, the Plan shall be deemed null and void. In such event, nothing contained in this Plan shall be deemed to constitute a waiver or release of any claims against the Debtor or its estate or any other persons, or to prejudice in any manner the rights of the Debtor or its estate or any person in any further proceeding involving the Debtor or its estate. The provisions of this Plan shall be binding upon Debtor, all creditors and all equity interest holders regardless of whether such claims or equity interest holders are impaired or whether such parties accept this Plan upon confirmation thereof.

B.       Revesting of property in the Debtor.

         Except as provided in Section IV.D hereinafter, and except as provided elsewhere in the Plan, the confirmation revests all of the property of the estate in the Debtor.

C.       Modification of the Plan.

         The Proponent of the Plan may modify the Plan at any time before confirmation. However, the Court may require a new Disclosure Statement or revoting on the Plan, if Proponent modifies the Plan before confirmation.

         The Proponent may also seek to modify the Plan at any time after confirmation so long as (1) the Plan had not been substantially consummated; and
(2) the Court authorizes the proposed modification after notice and a hearing.
D.       Post-Confirmation Conversion/Dismissal.
         A creditor or party in interest may bring a motion to convert or dismiss the case under Section 1112(b), after the Plan is confirmed, if there is a default in performing under the Plan. If the Court orders the case converted to Chapter 7 after the Plan is confirmed, then all property that had been property of the Chapter 11 estate and that has not been disbursed pursuant to the Plan will revest in the Chapter 7 estate, and the automatic stay will be reimposed upon the revested property only to the extent that relief from stay was not previously granted by the Court during this case.
E.       Post-Confirmation Quarterly Fees.
         Quarterly fees pursuant to 28 U.S.C. 1930(a)(6) continue to be payable to the Office of the United States Trustee post-confirmation until such time as the case is converted, dismissed or closed pursuant to a Final Decree.

                                              AZUREL, LTD.


                                     BY:      _________________________________
                                              EDWARD ADAMCIK, V.P. of Operations
Dated:









16